UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2004

PAID, INC.
(Exact name of Registrant as Specified in Charter)

Delaware (State or other Jurisdiction of Incorporation)	0-28720 (Commission File Number)	73-1479833 (IRS Employer Identification No.)

4 Brussels Street, Worcester, Massachusetts 01610
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (508) 791-6710

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

          Effective December 7, 2004, the Company amended and restated its ByLaws, specifically, Article VI, Section 1 of the ByLaws. The Company expects that the amendment will make the Company’s shares eligible for trading in “street name” through the Depository Trust Company (“DTC”). Previously, Article VI, Section 1 of the ByLaws required that each certificate for shares of the Company held by a record holder include, in addition to the name of such record holder, the name of any beneficial owner or owners of such shares. DTC was unable to process certificates that required the name of the beneficial owners. The Company amended and restated the Bylaws as a result of the recent addition of SEC Rule 17Ad-20 governing transfer agents’ activities (“Issuer Restrictions or Prohibitions on Ownership by Securities Intermediaries”).

          The Company’s Bylaws, as amended and restated on December 7, 2004, is attached as Exhibit 3.2. Only Article VI, Section 1 of the ByLaws was amended. The Company’s Press Release that announces the amendment to the Bylaws is attached as Exhibit 99.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

3.2	Bylaws, as amended on December 7, 2004.

99	Press Release dated December 7, 2004.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAID, INC.

Date: December 7, 2004	By:	/s/ Gregory Rotman ———————————————— Gregory Rotman, President and Chief Executive Officer

Exhibit Index

3.2	Bylaws, as amended on December 7, 2004.

99	Press Release dated December 7, 2004.